Exhibit 10.1

[EXECUTION COPY]

This AMENDMENT, dated as of August 22, 2005 (this “Eighteenth Amendment”), is among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the “Parent”), FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (together with FiberNet, the “Borrowers”), the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and relates to (1) the Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders, the Administrative Agent, TD Securities. (USA) Inc., as syndication agent for the Lenders, and Wachovia Investors, Inc., as documentation agent for the Lenders, and (2) the Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Parent Guaranty Agreement”), by the Parent in favor of the Administrative Agent for the benefit of each of the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, Parent and the Borrowers have requested certain amendments to the Credit Agreement and Parent Guaranty as provided herein, and the Administrative Agent and the Lenders have agreed, on the terms and conditions contained herein, to such requests on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Section 1.01 Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement shall be amended by adding the following new defined terms in the appropriate alphabetical order:

“Applicable Interest Rate” means, for each Loan, the rate per annum set forth opposite the applicable period for such interest rate set forth in the table below, commencing on the date first noted in each period identified below:

Period	Applicable Interest Rate
Eighteenth Amendment Effective Date	8.50%
January 1, 2006 through March 31, 2006	8.75%
April 1, 2006 through June 30, 2006	9.00%
July 1, 2006 through September 30, 2006	9.25%
October 1, 2006 through December 31, 2006	9.50%
January 1, 2007 and thereafter	9.75%

“Eighteenth Amendment” means the Amendment, dated as of August 22, 2005, among the Parent, the Borrowers, the Lenders and the Administrative Agent, which amends the Credit Agreement.

“Eighteenth Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of the Eighteenth Amendment have been satisfied.

(b) Section 1.1 of the Credit Agreement is hereby further amended by:

(i) deleting the definitions of “Deferred Interest Stock and Warrant Purchase Agreement”, “Interest Payment Date” and “Stock Purchase Agreement” in their entirety and substituting in lieu thereof the following new definitions in the appropriate alphabetical order:

““Deferred Interest Stock and Warrant Purchase Agreement” means the Common Stock and Warrant Purchase Agreement, dated November 11, 2002, among the Parent and the Investors, together with all Warrants and other documents and instruments executed and delivered in connection therewith, each as amended, restated, supplemented or otherwise from time to time with the consent of the Administrative Agent and the Majority Lenders.”

““Interest Payment Date” means (i) with respect to any Loan, each March 31, June 30, September 30 and

December 31 of each year, commencing on the first such date to occur after the Closing Date.”

“Stock Purchase Agreement” means the Common Stock and Warrant Purchase Agreement, dated October 30, 2002, among the Parent and the Investors, together with all Warrants and other documents and instruments executed and delivered in connection therewith, each as amended, restated, supplemented or otherwise from time to time with the consent of the Administrative Agent and the Majority Lenders.”

(ii) deleting the definition of “Loan Documents” in its entirety and substituting in lieu thereof the following new definition of “Loan Documents” in the appropriate alphabetical order:

“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the LOC Documents, the Fee Letters, the Debt Engagement Letter, the Equity Registration Rights Joinder Agreement, the Warrant Agreement, the Warrant Escrow Agreement, the Deferred Interest Stock and Warrant Purchase Agreement, the Stock Purchase Agreement and all other warrants, agreements, certificates, instruments or documents executed and delivered by a member of the Borrower Group pursuant to any of the aforementioned documents or agreements.

(iii) deleting the second sentence of “Majority Lenders” in its entirety.

(iv) deleting the definition of “Maturity Date” in its entirety and substituting in lieu thereof the following new definition of “Maturity Date” in the appropriate alphabetical order:

“Maturity Date” means February 9, 2007.

(v) deleting the definitions of “Adjusted Eurodollar Rate”, “Applicable Margin”, “Base Rate”, “Base Rate Loans”, “Equity Issuance”, “Eurodollar Rate Loans”, “Interest Rate Determination Date”, “LOC Account Control Agreement”, “LOC Cash Collateral Security Agreement”, “LOC Revolving Loan”, “LOC Security Account”, “Unadjusted Eurodollar Rate Component” and “Unused Commitments”.

(d) Section 2.1A(i) and (ii) of the Credit Agreement are hereby amended by deleting such Sections in their entirety and substituting in lieu thereof the following new Section 2.1A(i) and (ii):

(i) Term Loans. Each Term Lender severally agrees to make term loans (“Term Loans”) to the Borrowers from time to time from the Closing Date until the Term Loan Commitment Termination Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments. Each Borrower shall use the proceeds of any such Term Loans solely for the purposes identified in Section 5.12. As of the Eighteenth Amendment Date, each Term Lender’s Commitment has expired, and the principal balances owed to each Term Lender on the Eighteenth Amendment Date are set forth opposite its name on Schedule 2.1.A annexed hereto; provided that the principal amount of the Term Loan outstanding and held by each Term Lender may be adjusted to give effect to any assignments of such Term Lender’s portion of the Term Loan pursuant to Section 9.1.; and provided further that the amount of the Term Loan shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.5. No further Term Loans will be made hereunder. Amounts borrowed under this Section 2.1.A.(i) and subsequently repaid or prepaid may not be reborrowed.

(ii) Revolving Loans. Each Revolving Lender severally agrees to make revolving loans (“Revolving Loans”) to the Borrowers from the Closing Date until the Revolving Loan Commitment Termination Date in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, provided that, after the Eighteenth Amendment Date Revolving Loans will be available only for the purpose of funding the reimbursement of the Issuing Bank for drawings on Letters of Credit issued hereunder. The amount of each Revolving Lender’s Revolving Loan Commitment as of the Eighteenth Amendment Date is set forth opposite its name on Schedule 2.1.A annexed hereto and the aggregate amount of the Revolving Loan Commitments as of the Eighteenth Amendment Date is $5,595,204.73; provided that the Revolving Loan Commitments of the applicable Revolving Lenders shall be adjusted to give effect to any assignments of such Revolving Lender’s respective Revolving Loan Commitments pursuant to Section 9.1.; and provided further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to Section 2.5. Each Revolving Lender’s Revolving Loan Commitments shall expire immediately and without further action on the Revolving Loan Commitment Termination Date and no Revolving Loans shall be made after such date. Amounts borrowed under this Section 2.1.A.(ii) and subsequently repaid or prepaid may be reborrowed; provided, however, that the aggregate principal amount of the Revolving Loans (including LOC Revolving Loans) outstanding at any time, when taken together with the outstanding Letter of Credit Obligations, may not exceed the aggregate amount of the Revolving Loan Commitments.

(e) Section 2.1.B of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 2.1.B:

“B. Borrowing Mechanics. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of each Borrower herein set forth, each Lender hereby severally agrees to make the Loans described in Section 2.1.A., if, and only if, the borrowing mechanics set forth as follows are satisfied (or, if such borrowing mechanics are not followed, upon notice from the Administrative Agent that a Revolving Loan is being made in order to reimburse the Issuing Bank for a drawing on a Letter of Credit):

(i) With respect to the making of a Loan, each Loan/Letter of Credit Request shall (a) specify (1) the identity of the applicable Borrower, (2) the aggregate amount of the requested Loan, (3) the proposed Loan Date (which may occur only on a Business Day), and (4) the date and amount of the Letter of Credit drawing and/or other Letter of Credit Obligations that are to be reimbursed with the proceeds of such Revolving Loan;

(ii) With respect to the issuance of a Letter of Credit, each such issuance shall be made in accordance with the requirements set forth in Section 2.2.B; and

(iii) The applicable Borrower shall notify the Administrative Agent prior to the making of any Loan in the event that any of the matters to which such Borrower is required to certify in the applicable Loan/Letter of Credit Request or Loan/Letter of Credit Certificate, as applicable, is no longer accurate and complete as of the applicable Loan Date, and the acceptance by any Borrower of the proceeds of any Loan shall constitute a re-certification by the applicable Borrower, as of the applicable Loan Date, as to the matters to which such Borrower is required to certify in the applicable Loan/Letter of Credit Request and Loan/Letter of Credit Certificate.

(f) Section 2.1.C. of the Credit Agreement is amended by (i) deleting the last sentence in the first paragraph thereof and substituting in lieu thereof the following: “The Administrative Agent shall disburse the proceeds of each Loan to the Issuing Bank to reimburse the Issuing Bank for the Letter of Credit Obligations that are being reimbursed with the proceeds of such Loan (or, if the Lenders have previously reimbursed the Issuing Bank for such Letter of Credit Obligations, to the Lenders in the amounts in which they reimbursed the Issuing Bank)”; and (ii) deleting each reference to the phrase “rate payable under this Agreement for Base Rate Loans” and substituting in lieu thereof the phrase: “Applicable Interest Rate”.

(g) Section 2.2.A of the Credit Agreement is hereby amended by deleting the amount “6,081,744.27” and substituting in lieu thereof the amount “$5,595,204.73”.

(h) Section 2.2.C of the Credit Agreement is hereby amended by deleting the last sentence therein in its entirety and substituting in lieu thereof the following new sentence: “For the avoidance of doubt, each Lender hereby acknowledges and agrees that, in respect of all Letters of Credit outstanding as of the Eighteenth Amendment Effective Date and all Letters of Credit issued on and after the Eighteenth Amendment Effective Date, (i) each Lender shall be deemed to have purchased without recourse a participation interest from the Issuing Bank in such Letter of Credit and (ii) the obligations arising thereunder shall be equal to such Lender’s LOC Pro Rata Share as set forth opposite such Lender’s name on Schedule 2.1.A annexed hereto.”

(i) Section 2.2.D of the Credit Agreement is amended by deleting each reference to “interest rate otherwise payable under this Agreement for Base Rate Loans” and substituting in lieu thereof: “Applicable Interest Rate”.

(j) Section 2.2.E of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 2.2.E:

E. Repayment with Loans. On any day on which a Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the applicable Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan shall be immediately made to the applicable Borrower by all Revolving Loan Lenders in accordance with their Pro Rata Shares (after giving effect to the last sentence of Section 2.2.C) and the proceeds thereof shall be paid directly to the Issuing Bank for application to the respective Letter of Credit Obligations. Each such Revolving Loan Lender hereby irrevocably agrees to make its Pro Rata Share (after giving effect to the last sentence of Section 2.2.C) of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) whether any conditions specified in Section 3.2 are then satisfied, (ii) whether a Potential Event of Default or an Event of Default then exists, (iii) the failure for any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (iv) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (v) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing.

(k) Section 2.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and the following is substituting in lieu thereof the following:

A. Rate of Interest. Subject to the provisions of Sections 2.2.C., 2.6. and 2.7., each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the Applicable Interest Rate.

B. [Reserved]

C. Interest Payments. Subject to the provisions of Section 2.3.E., interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

D. [Reserved]

E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the Applicable Interest Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.2.C. is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the number of actual days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(l) Section 2.4 of the Credit Agreement is hereby amended by:

(i) deleting paragraph A therein in its entirety and substituting in lieu thereof the following new paragraph A.:

A. Letter of Credit Fees.

(i) The Borrowers agree to pay to the Issuing Bank, for its own account, on the date of issuance of any Letter of Credit, a facing fee equal to 0.125% of the initial face amount of each such Letter of Credit (the “L/C Facing Fee”).

(ii) The Borrowers agree to pay to the Issuing Bank, for its own account and for the account of the Lenders, on the date of issuance of any Letter of Credit and on the date of any renewal or extension of the expiry date of a Letter of Credit, a fee in the amount of the product of the amount of the Letter of Credit multiplied by three percent (3%) per annum for the number of days between the issuance (or renewal or extension date) and the expiry date of the Letter of Credit.

(iii) The Borrowers shall also pay the customary charges, fees and expenses of the Issuing Bank for the issuance, administration and negotiation of each Letter of Credit (the “Issuing Bank Fees”).

(ii) by deleting paragraph B in its entirety and substituting in lieu thereof the phrase “[Reserved]”.

(iii) by deleting paragraph E in its entirety and substituting in lieu thereof the following new paragraph E:

E. Annual Letter of Credit Exposure Fee. The Borrowers agree to pay the Administrative Agent, for the account of each of the Lenders (pro rata based on the amounts of their Revolving Loan Commitments), an annual Letter of Credit exposure fee in an amount equal to $100,000 per annum. Such annual Letter of Credit exposure fee shall be payable yearly in advance, on February 1 of each year until the Revolving Loan Commitments have terminated and all Letters of Credit have expired or been canceled and all Letter of Credit Obligations have been paid in full.

(m) Section 2.5.B of the Credit Agreement is hereby amended by:

(i) deleting the phrase “, plus with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto, any amount payable pursuant to Section 2.6.D” in subparagraph (i) therein;

(ii) deleting subparagraph (iii) (a) in its entirety and substituting in lieu thereof the following new subparagraph (iii)(a):

“(a) Automatic Reductions of Commitments. The aggregate outstanding principal amount of the Term Loan in effect from time to time shall be permanently reduced on August 1, 2006 by an amount equal to $3,000,000. Such reduction shall be applied to reduce each Term Loan Lender share of the Term Loan proportionately by its Pro Rata share of the Term Loan, and in connection with such reduction, the Borrowers shall make a $3,000,000 prepayment to the Term Loan in accordance with Section 2.5.B(v).”

(iii) deleting subparagraph (iii) (b) in its entirety and substituting in lieu thereof the following: “[Reserved]”.

(n) Section 2.5.B(iii) of the Credit Agreement is hereby further amended by deleting paragraphs (d) and (e) in their entirety and substituting in lieu thereof the following new paragraphs (d) and (e):

(d) Prepayments Due to Issuance of Debt or Equity. Subject to Section 2.5.B(iv) below, on the date of receipt by any member of the Borrower Group of the proceeds (including Cash, real property or other property) (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being “Net Proceeds”) from the incurrence of any debt by, or issuance of any equity of, any member of the Borrower Group (other than those incurrences permitted pursuant to Section 6.1), the Borrowers shall prepay the Loans and permanently reduce the Commitments in accordance with Section 2.5.C; provided, however, that no member of the Borrower Group shall be required to utilize such Net Proceeds received in respect of any equity issuances made by the Parent as a result of the exercise by any Lender or any Affiliate thereof of any warrants to purchase Capital Stock of the Parent.

(e) Prepayments from Receipt of Casualty Proceeds. Subject to Section 2.5.B(iv) below, on the date of receipt by any member of the Borrower Group of any Casualty Proceeds, the Borrowers shall prepay the Loans and permanently reduce the Commitments in accordance with Section 2.5.C; provided, however, that the obligations of this Section 2.5.B.(iii)(e) shall not apply to the extent that such Casualty Proceeds are delivered to the Administrative Agent to be held as cash collateral for the Obligations, together with a notice that the Borrowers intend to apply such proceeds within twelve months of the casualty event to the repair, replacement or restoration of the asset or property so affected; further provided, however, that the Administrative Agent shall apply such cash collateral to the Obligations as a prepayment under this section upon the occurrence or existence of an Event of Default or the passage of such twelve months without such repaid replacement or restoration.

(o) Section 2.5.B(iv) of the Credit Agreement is hereby amended by adding the parenthetical “(or such Net Proceeds Amount shall be delivered to the Administrative Agent as cash collateral for the Obligations)” immediately after the phrase “the Loans shall be prepaid” in the second sentence therein.

(p) Section 2.5.B(v) of the Credit Agreement is hereby amended by deleting the phrase “plus, with respect to any Eurodollar Rate Loan not prepaid on the expiration of the interest Period applicable thereto, any amount payable pursuant to Section 2.6.D.”

(q) Section 2.5.C(ii) of the Credit Agreement is hereby amended by:

(i) deleting the phrase “and (c) after making the prepayments and reductions specified in clauses (a) and (b) and if any portion of such Net Asset Sale Proceeds, Net Proceeds or Casualty Proceeds, as applicable, shall remain after making the prepayments and reductions specified in clauses (a) and (b), prepay the Revolving Loans in an aggregate amount equal to 100% of such remaining Net Asset Sale Proceeds, Net Proceeds or Casualty Proceeds, as applicable, and terminate in whole or permanently reduce in part the Revolving Loan Commitments by an amount equal to the amount of such prepayment of such Revolving Loans” in the first sentence thereof and substituting in lieu thereof the following: “, (c) after making the prepayments and reductions specified in clauses (a) and (b) and if any portion of such Net Asset Sale Proceeds, Net Proceeds or Casualty Proceeds, as applicable, shall remain after making the prepayments and reductions specified in clauses (a) and (b), prepay the Revolving Loans in an aggregate amount equal to 100% of such remaining Net Asset Sale Proceeds, Net Proceeds or Casualty Proceeds, as applicable, and terminate in whole or permanently reduce in part the Revolving Loan Commitments by an amount equal to the amount of such prepayment of such Revolving Loans and (d) pay to the Issuing Bank for the provision of cash collateral for the Letters of Credit outstanding in an amount equal to 105% of the Letter of Credit Obligations.”

(ii) deleting the phrase “plus, with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto, any amount payable pursuant to Section 2.6.D”.

(r) Section 2.5.C(iii) of the Credit Agreement is hereby amended by deleting such subparagraph (iii) in its entirety and substituting in lieu thereof: “[Reserved]”.

(s) Section 2.5.D(iii) of the Credit Agreement is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following new subparagraph (iii) in the appropriate numerical order:

(iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be applied first, to the repayment of the Term Loan, second, to the repayment of the Revolving Loans outstanding, and third, to the provision of cash collateral in respect of outstanding Letters of Credit in an amount equal to 105% of the Letters of Credit Obligations.”

(t) Section 2.6 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following: “[Reserved]”.

(u) Article V of the Credit Agreement is hereby amended by adding the following new Sections 5.17, 5.18 and 5.19 in the appropriate numerical order:

“Section 5.17 BUSINESS PLAN

On or before March 31, 2006, the Borrowers shall deliver to the Administrative Agent and each Lender a business plan for the remainder of the 2006 fiscal year and for the 2007 fiscal year, such business plan to include projected financial performance of the Borrower Group, expected capital expenditures of the Borrower Group and management goals in respect of the Borrower Group for the upcoming fiscal year, such business plan to be in form, scope and substance satisfactory to the Administrative Agent and the Required Lenders.”

“Section 5.18 STRATEGIC PLAN

On or before November 20, 2005, the Borrowers shall deliver to the Administrative Agent and each Lender a detailed and comprehensive strategic plan which, among other things, will discuss strategic investment alternatives, in form, scope and substance satisfactory to the Administrative Agent and the Required Lenders.”

“Section 5.19 OBSERVATION OF BOARD OF DIRECTORS MEETINGS.

The Borrowers shall permit, and shall cause Parent and each of its Subsidiaries to permit, a single representative of the Administrative Agent and the Lenders to attend (whether by in person, by telephone or by other electronic means in which such Lender and the Administrative Agent can hear) in each of the Borrowers, the Parent and their respective Subsidiaries meetings of the Board of Directors. The Borrowers shall notify in writing the Administrative Agent and each Lender at least 5 Business Days prior to any such meeting, unless such meeting is called on an emergency basis, in which case, the Borrowers shall notify in writing the Administrative Agent and each Lender immediately upon any call for such meeting of the board of directors. In the event that any action required or permitted to be taken at any meeting of the board of directors is proposed to be taken without a meeting by unanimous written consent, then the Borrowers shall distribute to the Administrative Agent and each Lender (such distribution to be made by electronic transmission (e.g., electronic mail or facsimile) and in the same format as communications and distributions being made to the members of the Board of Directors) a copy of such written consent proposed to be execute by the board of directors.”

(v) Section 6.15 of the Credit Agreement is amended by adding the word “, Connecticut” immediately following the word “Chicago” and prior to the words “and Los Angeles”.

(w) Section 6.19 of the Credit Agreement is amended by deleting the word “depository” in the second line thereof and replacing it with the word “deposit”.

(x) Section 7.9(i) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 7.9(i) in the appropriate numerical order:

“(i) Any Borrower or any other member of the Borrower Group shall fail to perform or comply with (a) Sections 5.17, 5.18 or 5.19, (b) any of its negative covenants (including those set forth in Article VI of this Agreement) contained in any Loan Document to which it is a party, or (c) the Deferred Interest Stock and Warrant Purchase Agreement, the Stock Purchase Agreement and each of the Warrants delivered in connection therewith; or”

(y) Section 7.20 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 7.20:

“Section 7.20. KEY OFFICER.

Jon A. DeLuca shall have failed for a period of 30 days to participate in the affairs of the Parent as President and Chief Executive Officer, or shall, despite continuing to hold the title of President and Chief Executive Officer, no longer have the responsibilities and authority related to such position from and after the date of the Eighteenth Amendment, in each case, for any reason other than (i) the death or disability of Jon A. DeLuca or (ii) the appointment of a successor President or Chief Executive Officer of Parent acceptable to the Administrative Agent and the Majority Lenders.”

(z) Schedule 2.1.A to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof the following new Schedule 2.1.A attached hereto as Exhibit A.

Section 1.02 Amendments to Parent Guaranty. Section 4.4 of the Parent Guaranty is hereby amended by deleting the definition of “Equity Issuance” therein and substituting in lieu thereof the following: “[Reserved].”

ARTICLE II

ACKNOWLEDGMENTS

Section 2.01 Acknowledgement of Application of Funds. Each of the Borrowers, each Lender and the Administrative Agent hereby acknowledge and agree that, on the Eighteenth Amendment Effective Date, (i) twenty-five percent (25%) of the Extension Fee paid pursuant to Section 5.16 of the Credit Agreement shall be applied to repay the Term Loan; and (ii) the $1,911,806.27 held as cash collateral in the LOC Cash Collateral Account as of the date hereof plus any dividends and interest accrued through the Eighteenth Amendment Effective Date shall be applied by the Administrative Agent first, to repay the Revolving Loans outstanding in an amount equal to $1,000,000 such that the Revolving Loans shall be $0, such amount to be apportioned amongst the Lenders in accordance with such Lender’s Pro Rata Share; and second, to repay the Term Loan in an amount equal to $911,806.27, such amount to be apportioned amongst the Lenders in accordance with such Lender’s LOC Pro Rata Share.

ARTICLE III

CONSENT

Subject to the conditions, and only to the extent, set forth below, the Lenders hereby consent to the issuance by the Parent of additional equity that (i) is limited to gross proceeds not to exceed $1,250,000, and (ii) is pursuant to a securities purchase agreement and other documents among the Parent and the purchasers party thereto that are in form, scope and substance satisfactory to the Administrative Agent and the Required Lenders in their sole discretion.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Execution of this Eighteenth Amendment.

This Eighteenth Amendment is executed and shall be construed as an amendment to the Credit Agreement and the Parent Guaranty Agreement, and, as provided in the Credit Agreement and the Parent Guaranty Agreement, this Eighteenth Amendment forms a part thereof. This Eighteenth Amendment shall become effective upon the satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received a counterpart signature page to this Amendment duly executed and delivered by the Borrowers, the Parent and each Lender;

(b) the Parent shall have delivered Warrant Agreement Amendment No. 5 and such other documentation with respect to each Lender’s warrants as the Administrative Agent and the Majority Lenders may request, all in form and substance satisfactory to the Administrative Agent and the Majority Lenders, to reduce the exercise price for all existing warrants held by the Administrative Agent and the Lenders to $0.001 per share;

(c) delivery by the Parent of certified copies of the Resolutions and other corporate action taken, certified to be true and complete, which shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders, authorizing the repricing of the warrants held by the Administrative Agent and the Lenders as provided herein and the amendments and other documentation relating thereto;

(d) the $1,911,806.27 held as cash collateral in the LOC Cash Collateral Account as of August 22, 2005 plus any dividends and interest accrued through the Eighteenth Amendment Effective Date shall have been applied as provided in Article II in the Eighteenth Amendment;

(e) the payment of all fees and expenses then due and payable to the Administrative Agent, including without limitation, pursuant to the Fee Letter, dated as of the date hereof; among the Borrowers and the Administrative Agent; and

(f) the payment of all unpaid fees and expenses of the Administrative Agent’s counsel, Bingham McCutchen LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

Section 4.02 Representations and Warranties.

(a) The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Borrowers’ execution, delivery and performance of this Eighteenth Amendment have been obtained or made, (b) this Eighteenth Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, (c) the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof and (d) no Event of Default or Potential Event of Default has occurred and is continuing as of the date hereof.

(b) The Parent hereby represents and warrants to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Parent’s execution, delivery and performance of this Eighteenth Amendment have been obtained or made, (b) this Eighteenth Amendment has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against such Parent in accordance with its terms and (c) the representations and warranties of the Parent set forth in Article III of the Parent Guaranty Agreement are true and correct in all material respects as of the date hereof.

Section 4.03 No Waiver.

This Eighteenth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents and, except as specifically modified pursuant to the terms of this Eighteenth Amendment, the terms and conditions of the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of Administrative Agent and the Lenders under the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents. The execution and delivery by the Lenders of this Eighteenth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 4.04 Counterparts, Integration; Effectiveness.

This Eighteenth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Eighteenth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. On the Eighteenth Amendment Effective Date and thereafter this Eighteenth Amendment shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Eighteenth

Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Eighteenth Amendment.

Section 4.05 Severability.

Any provision of this Eighteenth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.06 Governing Law.

This Eighteenth Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 4.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Eighteenth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Eighteenth Amendment.

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[EXECUTION COPY]

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK
BRANCH, as Administrative Agent and as
a Lender

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTMENT
HOLDINGS, LLC, as a Lender

By:
Name:
Title:

IBM CREDIT LLC, as a Lender

By:
Name:
Title: